SUB-ITEM 77 Q1 (E)



Investment Advisory Agreement

The Investment Advisory Agreement, effective December 5, 2016, by and between MFS Series Trust XII, on behalf of its series MFS Lifetime 2060 Fund, and Massachusetts Financial Services Company, is contained in Post-Effective Amendment No. 55 to the Registration Statement for MFS Series Trust XII (File Nos.333-126328 and 811-21780), as filed with the Securities and Exchange Commission via EDGAR on February 27, 2017, under Rule 485 under the Securities Act of 1933. Such document is incorporated herein by reference.